SUBLEASE

This Sublease (this “Sublease”), dated July 30, 2009, is made between Regency Centers, L.P., a Delaware limited partnership (“Sublessor”), and Convera Technologies, Inc., a Delaware corporation (“Sublessee”).

RECITALS

A.           Sublessor is the tenant under that certain OFFICE LEASE dated April , 2007 (the “Lease”, a true and accurate copy of which is attached hereto as Exhibit A), wherein TYSONS INTERNATIONAL PLAZA I & II, L.P., a Delaware limited partnership (“Landlord”), leased to Sublessor, certain premises described therein (the “Leased Premises”), consisting of the entirety tenth (10th) floor of the building located at 1919 Gallows Road, Vienna, Virginia  22182 (the “Building”), comprising approximately 15,577 rentable square feet.

B.           Sublessee desires to sublease from Sublessor a portion of the Leased Premises in accordance with the terms and conditions of this Sublease.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are acknowledged and intending to be legally bound, the parties agree as follows:

1. Premises.

Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor, on the terms and conditions set forth in this Sublease, that portion of the Leased Premises comprising a portion of the tenth (10th) floor of the Building which shall be known as Suite 1050 and totaling 4,803 rentable square feet (the “Premises”), as more particularly shown in Exhibit B attached hereto.

2. Term.

2.1           The term (“Term”) of this Sublease shall commence on delivery of the Premises to Sublessee which is anticipated to occur on or around August 16, 2009 (the “Commencement Date”) and terminate on January 31, 2013 (the “Expiration Date”), unless otherwise sooner terminated or extended in accordance with the provisions of this Sublease; provided, however, that if the Lease shall be terminated for any reason prior to January 31, 2013 (or if applicable, the end of any renewal term), then this Sublease shall expire on the termination date of the Lease.  Should Landlord decline to consent to this Sublease or should Landlord terminate the Lease as to the Premises in lieu thereof, then this Sublease shall be deemed terminated, Sublessor shall return to Sublessee all funds received from Sublessor on account of this Sublease, and neither party shall have any further rights or obligations hereunder.

2.2           Sublessee shall have two (2) consecutive options (the “First Option” and “Second Option”) to renew the Term, subject to Sublessor’s right to void such options as provided below.  The First Option is to renew the Term through January 31, 2015 and must be exercised by written notice from Sublessee and received by Sublessor between May 1, 2012 and July 31, 2012, time being of the essence.  The Second Option is to renew the Term through January 31, 2018 and must be exercised by written notice from Sublessee and received by Sublessor between May 1, 2014 and July 31, 2014, time being of the essence. Furthermore, the Second option may only be exercised if (a) Sublessee has exercised the First Option and Sublessor did not exercise its right to void the First Option; and (b) Sublessor did not exercise its right to terminate the Lease pursuant to its termination right detailed in Section 3 of the Lease.  Notwithstanding the foregoing, Sublessor may, by written notice to Sublessee, elect to void the exercise of either of Sublessee’s renewal options by delivering notice of such election to Sublessee within fifteen (15) business days of Sublessor’s receipt of Sublessee’s renewal notice.  In such event, the current and any subsequent renewal option shall terminate and become null and void, the Term shall expire at the end of the then-current Term or renewal term, as applicable, and Sublessee’s right to occupy the Subleased Premises shall terminate, and Sublessor shall recapture the Premises, as of the then current expiration of the Term or renewal term, as applicable.

3. Rent.

3.1 Base Rent.  Sublessee covenants and agrees to pay Sublessor as base rent (“Base Rent”) for the Premises, without notice or demand, and without set-off, deduction or abatement, annual rent at the rate of $153,696 per annum, payable in equal monthly installments of $12,808.00 in advance, commencing on September 1, 2009 (the “Rent Commencement Date”), and on the first day of each and every successive month thereafter during the Term, subject to adjustment as provided herein.  Commencing on September 1, 2010 and annually thereafter, Base Rent shall increase by four percent (4%) of the previous year’s Base Rent in accordance with the rent table set forth on Exhibit C.  The Base Rent for any renewal term as provided above shall be equal to then current market sublease rents in Tysons Corner and all other terms of the Sublease shall continue as provided herein.

3.2 Additional Rent.  Sublessee shall not be required to pay any amounts on account of “Operating Expenses and Real Estate Taxes” described in Article 7 of the Lease.  If required by Landlord, Sublessee shall install a submeter and pay electrical charges for any equipment used within the Premises which are atypical office equipment including, but not limited to, supplemental HVAC units or other equipment within the Premises which may require operation twenty four (24) hours per day, seven (7) days per week.

3.3 Rent. Base Rent and all other costs, expenses and charges to be paid by Sublessee hereunder (collectively, “Rent”) shall constitute “rent” as that term is used in applicable law, and Sublessor shall have all the rights and remedies in the event of the nonpayment thereof as it would have in the event of the nonpayment of any installment of Base Rent.  All Rent payable pursuant to this Sublease shall be payable to Sublessor on the dates and in the amounts set forth in this Sublease at the address set forth for notices to Sublessor in Section 26, below, or at such other place as Sublessor may from time to time designate in writing.

3.4 Advance Rent.  Upon execution of this Sublease by Sublessee, Sublessee shall deliver to Sublessor a check in the amount of $12,808.00 on account of the first full monthly installment of Base Rent due to Sublessor commencing with the Rent Commencement Date.

3.5 Security Deposit.  (a)  As security for Sublessee’s full and faithful performance of its obligations under this Sublease, Sublessee shall deposit with Sublessor upon execution of this Sublease a Security Deposit as security for the full and faithful performance of every portion of this Sublease to be performed by Sublessee, in the form of cash and in the amount of $38,424.00.

 (b)  If Sublessee defaults with respect to any provision of this Sublease, which default is not cured within any applicable cure period afforded to Sublessee by virtue of this Sublease, Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit to remedy such default. If any portion of said Security Deposit is so used or applied, Sublessee shall, within ten (10) business days after receipt of written demand therefor, deposit with Sublessor an amount sufficient to restore the Security Deposit to the required amount, and Sublessee’s failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general funds, and Sublessee shall not be entitled to interest on such deposit. If Sublessee shall fully and faithfully perform provisions detailed in Section 11 of this Sublease and there are no outstanding defaults under the Sublease that must be cured, the Security Deposit shall be returned to Sublessee within thirty (30) days of termination of the Term.

4. Use of the Premises.

The Premises shall be used and occupied only for the use permitted under Article 4 of the Lease, and for no other use or purpose.  Sublessee’s use of the Premises shall at all times comply with applicable law.

5. Delivery of Possession.

  The Premises shall be delivered in its “as is”, “where is” condition, vacant and broom clean.  Sublessee acknowledges that no representations, statements or warranties, express or implied, have been made by or on behalf of Sublessor in respect to their condition, compliance with laws, ordinances, statutes or regulations, including, but not limited to, the Americans with Disabilities Act of 1991, 42 USC § 1201 et seq. and all regulations applicable thereto promulgated as of the date hereof (collectively, “ADA”), or the use or occupation that may be made thereof, and that Sublessor shall not be liable for any defects in the Premises.  Acceptance of the Premises by Sublessee shall be construed as recognition that the Premises are in an acceptable state of repair and in sanitary condition.

6. Assignment and Subletting.

Sublessee shall not, directly or indirectly, assign, convey, pledge, hypothecate or otherwise transfer its interest in this Sublease, or sublet, license or otherwise grant to any person the right to occupy all or any portion of the Premises (collectively, “Transfer”) without (i) the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) the prior written consent of Landlord.  If Sublessee ceases to be a publicly held corporation, then thereafter any sale, assignment or other direct or indirect transfer of control of Sublessee of more than fifty percent (50%) of the beneficial ownership interests in Sublessee in a single transaction or one or more related transactions shall constitute a “Transfer” hereunder for which Sublessor’s prior written consent shall be required.  The foregoing sentence shall not be interpreted to apply to the merger of Sublessee with Firstlight Online Limited or its successor or subsidiary to form a new company, and Sublessee hereby warrants that the liquid net worth of the resultant company upon the merger closing date will be equal to or greater than that of Sublessee as of the execution of this Sublease. Sublessee shall pay, within ten (10) business days of receipt of Sublessor’s and/or Landlord’s written demand, any actual fees or costs payable to Landlord under the Lease, and actual costs reasonably incurred by Sublessor in connection with the Sublessee’s request for consent to a Transfer.

7. Utilities and Services.

Sublessee shall be entitled to all those services (including repair and maintenance of the Premises and the Building) and utilities that the Landlord is required to provide to the Premises pursuant to the Lease, except that Sublessee shall look solely to the Landlord for the provision of such services and utilities and Sublessor shall not be responsible for Landlord’s failure to provide the same.  Sublessor shall cooperate with Sublessee using commercially reasonable efforts in connection with Sublessee’s efforts to enforce Landlord’s obligations under the Lease.  To the extent that Landlord charges for any additional service or utility provided to the Premises which is requested by Sublessee and is beyond the basic services and utilities that are required to be supplied by the Lease without charge, including but not limited to additional cleaning and after hours and/or supplemental HVAC, Sublessee shall pay for such charges, as additional rent, within ten (10) business days after receipt of written demand therefore from Sublessor to Sublessee.  Whether or not such utilities or services are furnished at a separate charge or the charge therefore is included in the rent reserved in the Lease, Sublessee shall not be entitled to any adjustment or abatement in Base Rent by reason of the failure of any such utilities or services unless and to the extent Sublessor receives an adjustment or abatement as a consequence thereof under the Lease, or if such failure is due to the negligence of Sublessor.

8. Insurance.

Sublessee shall comply with all of the insurance requirements and obligations of Sublessor, as tenant under the Lease, and shall name Landlord and Sublessor as additional insureds, as their interests may appear, on all policies of insurance required to be carried by Sublessee hereunder or thereunder.  The parties mutually agree that, with respect to any property loss which is covered by insurance then being carried by Sublessor or Sublessee, respectively, the party carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss; and the parties further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom.  If and to the extent such waiver can be obtained only upon payment of an additional charge, the party benefiting from the waiver shall pay such charge, upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver.

9. Damage or Condemnation.

If the Premises shall be damaged or destroyed in whole or in part as a result of any fire or other casualty, or if the whole or a part of the Premises shall be condemned or taken in any manner for any public or quasi-public use, Sublessee shall have no right to terminate or otherwise cause the Term to expire or be forfeited except to the extent, and subject to the same conditions and notice requirements, set forth in the Lease; provided however that Sublessee shall have such a right to terminate with respect to the Premises provided that Sublessee exercises any termination right at least ten (10) days prior to the date that Sublessor must exercise such right under the Lease.  Sublessor shall have the right to exercise any right of termination under the Lease, and shall have the right as a result thereof to cancel and terminate this Sublease, and the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

10. Alterations.

Before proceeding with any alteration, addition or improvement to the Premises (collectively, “Alteration”), Sublessee shall obtain the prior written consent of Sublessor and Landlord and submit to Sublessor and Landlord’s plans and specifications for the work to be done for Sublessor’s and Landlord’s prior written consent. Such plans shall be prepared by a qualified professional if the Alterations are other than cosmetic or if required by the terms of the Lease. Sublessor agrees it shall not unreasonably withhold, condition, or delay its consent to any proposed Alterations.  Sublessee shall reimburse Sublessor, on written demand, for all actual costs reasonably incurred by Sublessor resulting from Landlord’s review of Sublessee’s Alterations. The party receiving Landlord’s approval of Sublessee’s plans will provide the other party with a copy thereof within five day(s) following receipt.   Sublessee acknowledges and agrees that Sublessor shall have no responsibility whatsoever for the installation or proper functioning of, cost of correcting, or removal upon Sublease termination of any of Sublessee’s Alterations or any compliance with the requirements of the Lease (including, without limitation, any costs imposed by Landlord with respect to its review of plans and/or supervision of work), and Sublessee shall bear the entire responsibility and liability therefor.  Sublessee agrees that Sublessee’s Alterations shall be removed and the Premises restored to the condition which existed prior to the installation thereof prior to the expiration of the Term or the earlier termination of this Lease if so requested by Sublessor at the time of initial consent for such Alteration.

11. Sublessee’s Obligations upon Termination of this Sublease.

Sublessee shall keep the Premises in good order and condition and as otherwise required pursuant to the Lease.  At the expiration of the Term or sooner termination of this Sublease, Sublessee shall surrender and deliver up the Premises “broom clean” and in good order, condition and repair, ordinary wear, tear, and damage by destruction excepted.  Sublessee shall remove any alteration, addition or other improvement made to the Premises by or on behalf of Sublessee after the Commencement Date, if required by Landlord pursuant to the terms of the Lease, as well as any furniture, fixtures, equipment and other personal property of Sublessee to the extent and in the same manner as Sublessor is required to remove same under the terms of the Lease.  Sublessee shall repair any damage to the Premises or the Building caused by Sublessee’s move into or out of the Premises, the removal from the Premises of any property or improvements by or on behalf of Sublessee, and any damage otherwise caused by Sublessee its agents, contractors, employees or invitees.  Any of Sublessee’s personal property, fixtures or equipment which shall remain in the Premises after the expiration or sooner termination of this Sublease shall be deemed conclusively to have been abandoned and either may be retained by Sublessor as its property or may be disposed of in such manner as Sublessor may see fit, at Sublessee’s sole cost and expense.

12. Default; Time Periods for Performance.

12.1 Upon the occurrence of a default by Sublessee under this Sublease (which, for the purposes hereof, shall include any default in the payment of Rent or any other default beyond applicable grace periods in accordance with the provisions of Articles 30 and 31 of the Lease as incorporated herein), Sublessor shall have all of the rights, powers and remedies as contained in Articles 30 and 31 of the Lease, together with any and all other rights, powers or remedies available to Sublessor at law or in equity.

12.2 Notwithstanding the provisions of Section 12.1 of this Sublease, the time limits contained in the Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant under the Lease, or for the exercise by the tenant thereunder of any right, remedy or option are changed for the purpose of incorporation herein by shortening the same, in each instance by three (3) days so that, in each instance, Sublessee shall have three (3) days less time to observe or perform hereunder than Sublessor has as tenant under the Lease; provided, however, in no event shall Sublessee’s time limit be less than four (4) days regarding the payment of rent.

13. Sublessor’s Access.

Sublessor and its agents and employees and Landlord shall have the right to enter the Premises in the event of an emergency, and reasonably from time to time upon twenty-four (24) hours advance notice to Sublessee to ascertain whether Sublessee is in compliance with the provisions of this Sublease, to make such repairs as may be necessary, in the case of Sublessor, to cure any defaults of Sublessee, and, in the case of Landlord or following the occurrence of a default by Sublessee hereunder, to exhibit the Premises to prospective tenants.

14. Other Provisions of Lease.

All applicable terms and conditions of the Lease are incorporated into and made a part of this Sublease as if Sublessor were the landlord thereunder and Sublessee the tenant thereunder except as provided below.  Sublessee assumes and agrees to perform Sublessor’s obligations as tenant under the Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 3 of this Sublease.   In the event of any conflict between all or any portion of the provisions of the Lease as incorporated herein and this Sublease, the provisions of the Sublease shall control to the extent such provisions are not in violation of the Lease.  The parties hereto agree that subject to the provisions of this Sublease, wherever the words "Premises" or words of similar import appear in the Lease, the same shall be deemed to mean the Subleased Premises and wherever the words "Landlord" and "Tenant" appear in the Lease, the words shall be deemed to refer to Sublessor and Sublessee respectively, so that, subject to the provisions of this Sublease and with respect only to the Subleased Premises, Sublessor shall have the rights and powers of the Landlord under the Lease, including but not limited to all of Landlord’s rights and remedies in Articles 30 and 31 of the Lease, and Sublessee shall have and does hereby agree to be bound by and accepts all the rights, powers, duties and obligations of the Tenant under the Lease; provided, however, that notwithstanding the foregoing, Sublessor shall have no obligation to perform or furnish any of the work, services, repairs or maintenance undertaken to be made by Landlord under the Lease, or any other term, covenant or condition required to be performed by Landlord under the Lease.

15. Right to Cure Sublessee’s Defaults.

If Sublessee shall at any time fail to make any payment or perform any other obligation of Sublessee hereunder beyond applicable notice and cure periods, then Sublessor shall have the right, but not the obligation, with reasonable notice to Sublessee, but without waiving or releasing Sublessee from any obligations of Sublessee hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any reasonable actual and direct costs and expenses required in connection therewith.  Sublessee shall pay to Sublessor within ten (10) days of receipt of written demand all actual sums so paid by Sublessor.

16. Indemnities.

16.1 Sublessee shall defend, indemnify and hold harmless Sublessor, its partners, employees, and agents, from and against any and all claims, liabilities, suits, judgments, awards, damages, losses, fines, penalties, costs and expenses, including reasonable attorney’s fees and costs, that Sublessor, its partners, employees and agents may suffer, incur or be liable for by reason of or arising out of or related to the breach by Sublessee of any of the duties, obligations, representations, warranties or covenants applicable to Sublessee hereunder, Sublessee’s occupancy or use of the Premises, any alterations, additions or modifications made to the Premises by Sublessee, Sublessee’s negligence or willful misconduct, or a termination of the Lease caused by Sublessee.  This indemnification shall survive termination of this Sublease.

16.2 Sublessor shall defend, indemnify and hold harmless Sublessee, its partners, employees, and agents, from and against any and all claims, liabilities, suits, judgments, awards, damages, losses, fines, penalties, costs and expenses, including reasonable attorney’s fees and costs, that Sublessee, its partners, employees and agents may suffer, incur or be liable for by reason of or arising out of or related to the breach by Sublessor of any of the duties, obligations, or covenants applicable to Sublessor hereunder, Sublessor’s negligence or willful misconduct, or a termination of the Lease caused by Sublessor’s default thereunder which is not caused by Sublessee’s default hereunder.  This indemnification shall survive termination of this Sublease.

17. Limitations on Sublessor.

17.1 Sublessee acknowledges that Sublessor has made no representations or warranties with respect to the Building or the Premises except as expressly provided in this Sublease.

17.2 Sublessor shall not be required to perform any of the covenants and obligations of Landlord under the Lease and, insofar as any of the obligations of the Sublessor hereunder are required to be performed under the Lease by Landlord, Sublessee shall rely on and look solely to Landlord for the performance thereof; provided, however, that Sublessor shall cooperate with Sublessee using commercially reasonable efforts in connection with Sublessee’s efforts to enforce Landlord’s obligations under the Lease.

17.3 Any repair and maintenance obligations with respect to the Premises which are the responsibility of Sublessor, as tenant under the Lease, shall be performed by Sublessee, at Sublessee’s sole cost and expense.  Sublessee shall promptly notify Sublessor of the need of any such repair, even though Sublessor shall not be responsible or liable therefore.

17.4 Notwithstanding any other provision contained herein to the contrary, Sublessee shall look only to the leasehold interest of Sublessor under the Lease for the satisfaction of any liability of Sublessor under the Sublease, it being expressly understood and agreed that neither Sublessor nor any partner, officer, director, employee or agent of Sublessor shall be held personally liable for such obligations and Sublessee shall not pursue satisfaction of any judgment against Sublessor or against the assets of any individual partner, officer, director, employee or agent of Sublessor.  If Sublessor assigns its leasehold estate in the Premises, Sublessor shall have no obligation to Sublessee for actions arising thereafter.  Sublessee shall then recognize Sublessor’s assignee as sublessor under this Sublease.

17.5 In no event shall either party be liable to the other for consequential, punitive or other special damages with respect to this Sublease or any matter arising out of or in connection with this Sublease, the Lease or the Premises.

18. Subordination to the Lease.

This Sublease is expressly subject and subordinate to the Lease.

19. Interest on Unpaid Rent.

Except where a higher rate is provided for hereunder, all installments of Base Rent, and any other charges which are not paid by Sublessee when due, shall bear interest from the date due until paid, at a rate equal to the “Prime Rate” published by The Wall Street Journal under the heading “Money Rates”, as that rate may be adjusted from time to time, plus two percent (2%), but not in excess of the maximum rate permitted under applicable law (the “Interest Rate”).

20. Consent or Approval of Landlord.

If the consent or approval of Landlord is required under the Lease with respect to any matter relating to the Premises, the consent or approval of Sublessor shall also be required.  With respect to each such matter, Sublessee shall be required first to obtain the consent or approval of Sublessor with respect thereto and, if Sublessor grants such consent or approval (which consent or approval shall be subject to and conditioned upon the subsequent receipt of the consent or approval of Landlord), only then may Sublessee seek the consent of Landlord.  Sublessee shall be required to deliver to Sublessor a copy of any request for consent or approval delivered to Landlord and Landlord’s response thereto within five (5) business days of delivery or receipt, as the case may be.

21. Holdover.

If Sublessee holds possession of the Premises after the expiration or sooner termination of this Sublease, Sublessee shall become a tenant at sufferance on a day-to-day basis upon the terms specified herein at one hundred fifty percent (150%) of the then existing monthly Base Rent and other charges payable hereunder, but in no event shall the amounts payable by Sublessee under this Section 21 be less than the amounts payable by Sublessor as rent or holdover rent or other amounts payable by Sublessor following the expiration of the term or earlier termination of the Lease on account of the entire Leased Premises.  In addition, Sublessee shall be responsible for any and all actual damages Sublessor incurs as a result of such holding over.  Any holdover tenancy shall not constitute a renewal of this Sublease or an extension of the Term.

22. Survival.

Except as otherwise set forth in this Sublease, any obligations of Sublessee (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Sublessor), shall survive the expiration or sooner termination of this Sublease, and Sublessee shall immediately reimburse Sublessor for any expense incurred by Sublessor in curing Sublessee’s failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Sublessor following the expiration or earlier termination of this Sublease).

23. Brokers.

Sublessor and Sublessee warrant and represent that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease except for Cassidy & Pinkard Colliers, on behalf of Sublessor, and Newmark Knight Frank, on behalf of Sublessee, and that they know of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease.  Sublessor agrees that it shall be responsible for any commission that may be owed to such brokers in connection with this Sublease pursuant to a separate agreement.  Sublessor and Sublessee each agree to indemnify, defend and hold the other party harmless from and against any and all liabilities or expenses, including attorneys’ fees and costs, arising out of or in connection with a breach of the warranties and representations contained in this Section 23.  The provisions of this Section 23 shall survive the expiration of the Term or earlier termination of this Sublease.

24. Consent by Landlord.

Sublessor shall use commercially reasonable efforts to obtain the consent of Landlord to the terms and conditions of this Sublease.  In the event that Landlord fails to grant consent to this Sublease within thirty (30) days from the date that this Sublease is fully executed, then Sublessor or Sublessee shall have the right at any time thereafter to cancel this Sublease and upon giving such notice of cancellation, Sublessor shall return to Sublessee any funds delivered to Sublessor by Sublessee on account of Base Rent or the Security Deposit, this Sublease shall be void ab initio, and neither party having any further obligation to the other party, except as set forth herein.

25. Submission of Sublease to Sublessee.

The submission by Sublessor to Sublessee of this Sublease shall have no binding force or effect, shall not constitute an option for the subleasing of the Premises nor confer any rights or impose any obligations upon either party until the execution thereof by both Sublessor and Sublessee and the delivery of an executed original copy thereof to Sublessee or its representative.

26. Notices.

All notices, demands or other communications which may be or are required or permitted to be given by either party to the other party hereunder shall be in writing and shall be deemed to have been given: (i) upon receipt or refusal of delivery if sent by certified or registered mail, return receipt requested, postage prepaid; (ii) upon receipt or refusal of delivery if sent prepaid by a nationally recognized overnight delivery service; (iii) upon verification of transmission if sent by telecopy or other facsimile transmissions; or (iv) upon receipt if sent by personal delivery.  All notices, demands or other communications shall be sent as directed below or to such other place as either party may from time to time designate by delivering notice in accordance with this Section.

To Sublessor:	Regency Centers, L.P.
1919 Gallows Road
Suite 1000
Vienna, Virginia 22182
Attn:  Alan Roth

To Sublessee:                                Before Sublease Commencement:
Convera Technologies, Inc.
1921 Gallows Road, Suite 200
Vienna, Virginia  22182
Attn: Matt Jones

After Sublease Commencement:
To the Premises
Attn: Matt Jones

With a copy to:
Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attn: Stephen M. Davis

27. Parking.

Sublessee shall be entitled to 17 unreserved parking spaces in the Building’s parking garage at no additional charge.

28. Signage/Keys.

Subject to the terms of the Lease and Landlord’s approval, Sublessor shall provide Sublessee with building standard suite entry identification signage outside the Premises and a listing on the Building directory at no cost to Sublessee.  Sublessor shall provide up to seventeen (17) building and suite entry keys/cards at no cost to Sublessee; the costs for any additional keys/cards requested by Sublessee shall be at Sublessee’s sole cost.

29. Financial Information.

 If Sublessee shall cease to be a public company with publicly available financial records, Sublessee shall, within ten (10) days of receipt of Sublessor’s request, deliver to Sublessor audited financial statements (or financial statements certified by Sublessee’s CFO as being true and accurate), prepared in accordance with generally accepted accounting principles consistently applied, with respect to the income, cash flow and financial condition of Sublessee for the preceding calendar year.

30. Furniture.

In conjunction with the sublease of the Premises to Sublessee, Sublessor hereby agrees to lease to Sublessee and Sublessee hereby agrees to lease certain items of furniture as described in Exhibit D (“Furnishings”).  Sublessee agrees to pay as rent for the Furnishings, without notice or demand, and without set-off, deduction or abatement, annual rent at the rate of $12.00 per year, payable in equal monthly installments of $1.00 per month, commencing with the Rent Commencement Date and on the first day of each and every successive month thereafter, at the same time and in the same manner as Base Rent is payable hereunder.  The Furnishings shall be delivered to Sublessee in their “as is”, “where is” condition, without warranty, express or implied, and shall be maintained by Sublessee in the condition received, reasonable wear and tear excepted.  Upon termination, Sublessee shall deliver the Furnishings back to Sublessor in the conditional received.

31.           Miscellaneous.

(a)           Execution

.  The persons executing this Sublease on behalf of Sublessor and Sublessee, respectively, each represents and warrants that (i) she/he is duly authorized to execute this Sublease on behalf of such party; and (ii) such party has full power and authority to execute this Sublease and perform its obligations hereunder without the consent of any other person or entity.

(b)           Construction

.  This Sublease (i) embodies the entire integrated agreement of Sublessor and Sublessee with respect to Sublessee’s lease and occupancy of the Subleased Premises, and supersedes all prior agreements and understandings, whether written or oral; (ii) may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute but one and the same agreement; (iii) shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia; and (iv) shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective successors and assigns.  If any provision of this Sublease conflicts with a provision of the Lease, the provisions of the Lease shall govern.

(c)           Waiver of Jury Trial

.  Sublessor and Sublessee shall and each does hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Sublease or its termination, the relationship of Sublessor and Sublessee, Sublessee's use or occupancy of the Subleased Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy.

(Signatures appear on following page)

This Sublease has been executed as of the day and year first written above.

SUBLESSOR:

REGENCY CENTERS, L.P., a Delaware
limited partnership
By:  Regency Realty Group, Inc., a Florida corporation, its general partners

By: /s/Alan T. Roth

Name: Alan T. Roth

Title: Senior Vice President

SUBLESSEE:  Convera Technologies, Inc., a Delaware corporation

By: /s/Patrick C. Condo

Name:           Patrick C. Condo

Title: Chief Executive Officer and President

LIST OF EXHIBITS

Exhibit A – Lease
Exhibit B – Premises
Exhibit C – Rent Schedule
Exhibit D – Description of Furniture Provided

EXHIBIT A

OFFICE LEASE

FOR

REGENCY CENTERS, L.P.

Suite No. 1000
1919 Gallows Road
Vienna, Virginia 22182

EXHIBIT B

PREMISES

10th Floor - 4,803 sf

• 10 Offices • 8 Workstations • 1 Conference Room

Conference Room
Reception
Stair 1
Elec.
Phone
Mechanical
Kitchen/Copy
DW

EXHIBIT C

RENT SCHEDULE

Period	Annual Base Rental		Monthly Installment
September 1, 2009 – August 31, 2010	$153,696.00		$12,808.00
September 1, 2010 – August 31, 2011	$159,843.84		$13,320.32
September 1, 2011 – August 31, 2012	$166,237.59		$13,853.13
September 1, 2012 – January 31, 2013	$172,887.10	*	$14,407.26
	*Annualized

EXHIBIT D

DESCRIPTION OF FURNITURE PROVIDED

Room 1076 –                                8 Valo “Luxo” conference chairs
1 DarRan Conference Park Table

Room 1077 – 1 left-handed desk, credenza, 1 Aeron chair, 1 round table, 4 DarRan chairs

Room 1078 – 1 right-handed desk, credenza, 1 Aeron chair, 2 Brayton Peek chairs

Room 1079 – 1 left-handed desk, credenza, 1 Aeron chair, 2 Brayton Peek chairs

Room 1080 – 1 right-handed desk, credenza, 1 Aeron chair, 2 Brayton Peek chairs

Room 1082 – 1 microwave, 1 refrigerator

Room 1083 – 2 full workstations, 2 Aeron chairs

Room 1085 – 1 Left-handed desk, credenza, 1 Aeron chair, 2 Brayton Peek chairs

Room 1086 - 1 Right-handed desk, credenza, 1 Aeron chair, 2 Brayton Peek chairs

Room 1087 - 1 Left-handed desk, credenza, 1 Aeron chair, 2 Brayton Peek chairs

Room 1088 – 1 Right-handed desk, credenza, 1 Aeron chair, 2 Brayton Peek chairs

Room 1089 - 1 Left-handed desk, credenza, 1 Aeron chair, 2 Brayton Peek chairs

Room 1090 – 4 full workstations, 4 Aeron chairs

Room 1091 – 2 full workstations, 2 Aeron chairs